                                                                 EXHIBIT 2.5

                       AMENDMENT NO. 1 TO VOTING AGREEMENT

	AMENDMENT NO. 1 TO VOTING AGREEMENT (this "Amendment"), dated February 20, 1998, by and between Mercury Acquisition Corporation, a Delaware corporation ("MergerSub"), Thermadyne Holdings Corporation, a Delaware corporation (the "Company"), and the undersigned holders (each, a "Stockholder") of shares of Company Common Stock.

     	WHEREAS, MergerSub, the Company and the Stockholders are parties to a Voting Agreement dated as of January 20, 1998 (the "Voting Agreement"); and

	WHEREAS, the parties desire to amend a certain schedule of the Voting
Agreement;

	NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein and in the Voting Agreement, the parties hereto agree as follows:

        1. Schedule A of the Voting agreement is hereby amended to read in its entirety as follows:


                                    SCHEDULE A


                                                 SHARES OF COMPANY
                 STOCKHOLDER                        COMMON STOCK
                 -----------                     -----------------

        Magten Asset Management Corp.                   107,047

        General Motors Employees                      1,701,125
        Domestic Group Pension Trust

        City of Los Angeles Fire and                    519,000
        Police Pension Systems

        Hughes Retirement Plans Trust                   640,000

        Navy Exchange Service Command                   300,000
        Retirement Trust

        Western Union Telegraph
        Company Pension Plan                            250,601
                                                      ---------
                                                      3,517,773

	2. Except as specifically amended by this Amendment, the Voting Agreement shall remain in full force and effect.


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        IN WITNESS WHEREOF, the parties hereto have executed this
Amendment No. 1 to the Voting agreement as of this 20th day of February, 1998.


                                             MERCURY ACQUISITION
                                                 CORPORATION


                                             By /s/ WILLIAM F. DAWSON, JR.
                                                -----------------------------
                                                Name:  William F. Dawson, Jr.
                                                Title: Vice President and
                                                        Secretary


                                              THERMADYNE HOLDINGS
                                                  CORPORATION


                                             By  /s/ JAMES H. TATE
                                                -----------------------
                                                Name:  James H. Tate
                                                Title: Senior Vice President
                                                       and Chief Financial
                                                       Officer



                                             GENERAL MOTORS EMPLOYEES
                                             DOMESTIC GROUP PENSION TRUST
                                             By: Mellon Bank, N.A., solely in
                                             its capacity as Trustee for General
                                             Motors Employees Domestic Group
                                             Pension Trust as directed by
                                             Magten Asset Management Corp.,
                                             and not in its individual capacity


                                             By /s/ BERNADETTE RIST
                                                -----------------------
                                                Name: Bernadette Rist
                                                Title: Authorized Signatory



                                             MAGTEN ASSET MANAGEMENT
                                                 CORP.


                                             By /s/ TALTON R. EMBRY
                                                -----------------------
                                                Name: Talton R. Embry
                                                Title: Chairman




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                                         CITY OF LOS ANGELES FIRE
                                              AND POLICE PENSION
                                              SYSTEMS
                                         HUGHES RETIREMENT PLANS TRUST
                                         NAVY EXCHANGE SERVICE
                                              COMMAND RETIREMENT
                                              TRUST
                                         WESTERN UNION TELEGRAPH
                                              COMPANY PENSION PLAN


                                         By Magten Asset Management Corp., as
                                         Attorney-in-Fact


                                         By /s/ TALTON R. EMBRY
                                         -----------------------
                                         Name: Talton R. Embry
                                         Title: Chairman